                                                    Morgan
                                                    & Company
                                                    Chartered Accountants




                   INDEPENDENT AUDITORS' CONSENT




We consent to the use in the Registration Statement of Encore Ventures, Inc. on Amendment No. 3 to the Form SB-2 of our Auditors' Report, dated May 16, 2000, on the balance sheet of Encore Ventures, Inc. as of April 30, 2000, and the statements of loss and deficit, cash flows, and stockholders' equity for the period from the date of organization, September 14, 1999 to April 30, 2000.

In addition, we consent to the reference to us under the heading
"Experts" in such Registration Statement.




Vancouver, Canada
                                              /s/ MORGAN & COMPANY

April 24, 2001                                Chartered Accountants


Tel:  (604) 687-5841        Member of           P.O. Box 10007 Pacific Centre
Fax:  (604) 687-0075         ACPA        Suite 1488 - 700 West Georgia Street
www.morgan-cas.com         International              Vancouver, B.C. V7Y 1A1